                                                Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-35364



                             PROSPECTUS SUPPLEMENT
                              Dated July 26, 2000
                      to the Prospectus dated May 16, 2000


                           QUESTRON TECHNOLOGY, INC.

                        2,341,214 SHARES OF COMMON STOCK

     We have prepared this Prospectus Supplement to update certain information included in our Prospectus dated May 16, 2000 relating to 2,341,214 shares of our common stock. These shares are being offered for sale by certain selling shareholders, and by any donees or pledgees of a selling shareholder who sell shares received by them from a selling shareholder after the date of our Prospectus.

     The 394,619 shares of common stock owned by Robert S. Diehl included in our Prospectus are subject to a pledge and security agreement in favor of Prudential Securities Incorporated. Pursuant to our Prospectus, up to 394,619 shares may be sold by Prudential Securities as pledgee.